EXHIBIT 21.1

SUBSIDIARIES

	Jurisdiction of	Percentage
Name	Organization	Ownership

Capital Senior Living, Inc.	Texas	100%

Capital Senior Development, Inc.	Texas	100%

Capital Senior Management 1, Inc.	Texas	100%

Capital Senior Management 2, Inc.	Texas	100%

Capital Senior Living Properties, Inc.	Texas	100%

Capital Senior Living Properties 2, Inc.	Texas	100%

Capital Senior Living Properties 2, - Atrium of Carmichael, Inc.	Delaware	100%

Capital Senior Living Properties 2, - Crossword Oaks, Inc.	Delaware	100%

Capital Senior Living Properties 2 - Gramercy, Inc.	Delaware	100%

Capital Senior Living Properties 2, - Heatherwood, Inc.	Delaware	100%

Capital Senior Living Properties 2 - NHPT, Inc.	Delaware	100%

Capital Senior Living Properties 2, - Tesson Heights, Inc.	Delaware	100%

Capital Senior Living Properties 2 - Veranda Club, Inc.	Delaware	100%

Capital Senior Living Properties 3, Inc.	Delaware	100%

Capital Senior Living Properties 4, Inc.	Delaware	100%

Capital Senior Living Properties 5, Inc.	Delaware	100%

Capital Senior Living Properties 6, Inc.	Delaware	100%

Capital Senior Living A, Inc.	Delaware	100%

Capital Senior Living, ILM-A, Inc.	Delaware	100%

Capital Senior Living P-B, Inc.	Delaware	100%

Capital Senior Living ILM-B, Inc.	Delaware	100%

Capital Senior Living P-C, Inc.	Delaware	100%

Capital Senior Living ILM-C, Inc.	Delaware	100%

Capital Senior Living Acquisition, LLC	Delaware	100%

CGI Management, Inc.	Delaware	100%

HealthCare Properties, L.P.	Delaware	57%

Quality Home Care, Inc.	Indiana	100%